Exhibit 10.4
Non-Employee Director Compensation

Cash Compensation* **:	Dollar Value:
Board Membership Annual Award	$35,000
Board Meeting Attendance Fee	$1,500
Audit Committee Chair Annual Award	$10,000
Audit Committee Meeting Attendance Fee	$1,000
Compensation Committee Chair Annual Award	$5,000
Compensation Committee Meeting Attendance Fee	$1,000
Finance Committee Chair Annual Award	$5,000
Finance Committee Meeting Attendance Fee	$1,000
Nominating and Corporate Governance Committee Chair Annual Award	$5,000
Nominating and Corporate Governance Committee Meeting Attendance Fee	$1,000

Equity Compensation**:	Dollar Value:
Initial Election Grant Value	$60,000 (in restricted stock units)
Annual Grant Value	$70,000 (in restricted stock units)

* Cash payments shall be made quarterly in arrears with respect to service actually rendered.
** Directors who are also employees of CONSOL Energy Inc. will not receive any cash or equity compensation for their services as directors on the Board of Directors of CNX Gas Corporation.